INDEPENDENT AUDITORS' CONSENT

    We  consent  to  the  use  of our  report  dated  October  7,  1999,  in the
Registration   Statement  on  Form  SB-2  of  Dimensional  Visions  Incorporated
appearing in the prospectus which is part of this Registration Statement.

    We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such prospectus.

/s/ Gitomer & Berenholz, P.C.

GITOMER & BERENHOLZ, P.C.
Huntingdon Valley, Pennsylvania
Dated:  April 12, 2000